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                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT

         This Agreement is made and entered into as of the 1st day of March, 2000, by and between Piedmont Natural Gas Company, Inc., a North Carolina corporation ("Piedmont"), and John H. Maxheim, an individual residing in Charlotte, North Carolina ("Consultant").

         WHEREAS, Piedmont is a local distribution company ("LDC") primarily engaged in the transportation, distribution and sale of natural gas, propane and other sources of energy (the "Energy Distribution Business"); and

         WHEREAS, Consultant has extensive experience in the Energy Distribution Business; and

         WHEREAS, Piedmont desires to obtain and Consultant desires to provide the consulting services described herein on the terms and conditions set forth herein.

         NOW, THEREFORE, it is agreed as follows:

         1. DESCRIPTION OF SERVICES. During the term of this Agreement, Consultant will provide advice and assistance to the Chief Executive Officer and the Board of Directors on various governmental, regulatory and civic matters and undertake such other duties as may be requested by the Chief Executive Officer or the Board of Directors. The services described above are hereinafter referred to as "Consulting Services."

         2. TERM OF SERVICES. Subject to the provisions of Paragraph 8 of this Agreement, Consultant will provide the Consulting Services to Piedmont for a period of 12 months, beginning March 1, 2000 and ending February 28, 2001; provided, however, that the term of this Agreement shall automatically extend for an additional 12 months period if neither party gives notice of termination on or before January 29, 2001 and shall automatically extend for an additional 12 months period if neither party gives notice of termination on or before January 29, 2002.

         3. CONSULTING FEES. For providing the Consulting Services to Piedmont, Consultant will receive annual consulting fees of $195,000, payable in 12 equal monthly payments, payable in advance on the 1st day of each month during the term of this Agreement.

         4. REIMBURSEMENT OF EXPENSES. Piedmont will reimburse Consultant for reasonable travel and other out-of-pocket expenses incurred and documented by Consultant in connection with the Consulting Services. Consultant will submit a documented statement of reimbursable expenses not less than on a monthly basis, and reimbursement of such expenses shall be due and payable at the next monthly payment date for consulting fees.

         5. OFFICE SPACE AND SECRETARIAL SERVICES. Piedmont will provide Consultant with office space at Piedmont's general office building; provided, however, that Piedmont has no obligation to


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provide office space at any specific location within Piedmont's general office building. In addition, Piedmont will provide Consultant with secretarial services.

         6. CONFIDENTIAL INFORMATION. Piedmont and Consultant acknowledge that Consultant may have access to confidential and proprietary information belonging to Piedmont in order for Consultant to perform the Consulting Services. Consultant agrees to hold in confidence all knowledge or information of a confidential or proprietary nature ("Confidential Information") with respect to the business of Piedmont or any parent, subsidiary or affiliated corporation of Piedmont received by him during the term of this Agreement, and Consultant will not disclose or make use of such information either during or for a period of five years after the term of this Agreement without the prior written consent of Piedmont. For the purpose of this paragraph, "Confidential Information" shall not include information which is (i) already known by Consultant without an obligation of confidentiality (it being understood that any information acquired by Consultant while he was an officer of Piedmont and not excluded by (ii),
(iii) or (iv) below shall be subject to an obligation of confidentiality), (ii) publicly known or becomes publicly known through no unauthorized act of Consultant, (iii) approved in writing by Piedmont for disclosure, or (iv) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. Upon termination of this Agreement, Consultant will return to Piedmont any and all copies of any written Confidential Information. Piedmont may specifically enforce any undertaking or enjoin any action contained in or prohibited by this paragraph in the event of breach or threatened or anticipated breach of the obligations herein. Such remedies are in addition to all other remedies that may be available to Piedmont.

         7. NON-DISCLOSURE. Piedmont and Consultant agree that except to the extent required by applicable governmental regulation or law the existence of or the terms and conditions of this Agreement will not be disclosed to any person other than an employee or agent of Piedmont or Consultant who agrees not to disclose such information except as permitted by this paragraph.

         8. INDEPENDENT CONTRACTOR. Consultant is an independent contractor. This Agreement does not make Consultant an employee or agent of Piedmont, and does not create a partnership or joint venture. Consultant shall not have the power to obligate or bind Piedmont in any manner whatsoever. Consultant may accept other engagement provided that such other engagement is not by a competitor of Piedmont and does not interfere with his performance of the Consulting Services. For the purpose of this paragraph "competitor" means any entity who receives 5% or more of its revenues from the sale of natural gas, electricity, propane or other energy products or services competing with Piedmont.

         9.  TERMINATION.

         (a) Unless sooner terminated as provided herein, this Agreement shall terminate at 12:00 midnight on February 28, 2003.



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         (b) This Agreement shall terminate upon the death of Consultant during the term of this Agreement, in which event Consultant's estate shall be entitled to receive all fees and expense reimbursement due Consultant through the date of death.

         (c) This Agreement shall terminate upon the total permanent disability of Consultant during the term of this Agreement, in which event Consultant shall receive all fees and expense reimbursement due Consultant through the date of determination of such disability. For purposes of this Section, Consultant shall be deemed to have suffered permanent disability upon the determination of such status by the United States Social Security Administration or a certification to such effect by Consultant's regular physician.

         (d) This Agreement may be terminated at any time by the Consultant upon 60 days' written notice to Piedmont. Upon such termination, the Consultant shall be entitled to receive all fees and expense reimbursement through the effective date of such termination.

         (e) This Agreement may be terminated by Piedmont at any time, but any termination by Piedmont, other than termination for cause, shall entitle Consultant to receive the monthly retainer fee provided in paragraph 3 of this Agreement on the first day of each month from the date of termination through February, 2003 . The Consultant shall have no right to receive fees and expense reimbursement for any period after termination for "cause." Termination for cause shall mean termination because of Consultant's personal dishonesty (whether occurring prior to or during the term of this Agreement), incompetence, willful material misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the Consulting Services, willful material violation of an law, rule or regulation (other than traffic or traffic-related violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement.

         10. FORCE MAJEURE. In the event that either Consultant or Piedmont is rendered unable, wholly or in part, by force majeure to carry out his or its obligations under this Agreement, it is agreed that the obligations of both parties, so far as they are affected by such force majeure, shall be suspended during such period of force majeure, but for no longer period, and such cause shall so far as practicable be remedied with all reasonable dispatch. As used herein, the term force majeure means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, floods, arrests, the order of any court or governmental authority having jurisdiction while the same is in force and effect, civil disturbances, or any other cause whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension and which by exercise of due diligence such party is unable to prevent or overcome. By way of example, but not limitation, an injunction which prevents Consultant from performing the Consulting Services or which prevents Piedmont for accepting the Consulting Services is an event of force majeure that would excuse Consultant from performing any Consulting Services and Piedmont from making any payments for any Consulting Services not performed as a result of the event of force majeure. Neither party shall be liable in damages to the other party for any act, omission or circumstance occasioned by, or in consequence of, force majeure as herein defined.

         11.  ASSIGNMENT.



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         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Piedmont which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the voting securities or assets of Piedmont.

         (b) Since Piedmont is contracting for the unique and personal skills of Consultant, Consultant shall be precluded from assigning or delegating his rights or duties hereunder.

         12. ARBITRATION. All disputes between Piedmont and Consultant arising out of this Agreement, including disputes as to arbitrability, shall be submitted to binding arbitration in Charlotte, North Carolina under the rules of the American Arbitration Association. Any decision of the arbitrators shall be final, binding and nonappealable. Any amounts determined to be due by one party to another shall be paid within thirty days of such determination.

         13. MODIFICATION; WAIVER; AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Consultant and Piedmont. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina.

         15. SEVERABILITY. The provision of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                           Piedmont Natural Gas Company, Inc.


                                           By:  /s/ Ware F. Schiefer
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                                           /s/ John H. Maxheim
                                           -------------------------------------
                                               Consultant


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